Exhibit 10.5

DOMINOVAS ENERGY CORPORATION

COMPENSATION COMMITTEE CHARTER

Adopted 07-03-2015

Role and Purpose

The purpose of the Compensation Committee of the board of directors of Dominovas Energy Corporation, (the "Company") is to assist the board of directors in discharging its responsibilities relating to the compensation of the Company’s executive officers.

Composition

Members of the Compensation Committee shall be elected annually by the full board and shall hold office until the earlier of:

1.	The election of their respective successors;

2.	The end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death); or

3.	Their resignation from the Committee.

The chairperson of the Committee may be selected by the majority of the board of directors; or, if it does not do so, the Committee members may elect a chairperson by vote of a majority of the full Committee.

The Compensation Committee shall be composed entirely of independent directors. The membership of the Committee shall consist of at least three directors, each of whom shall satisfy the independence requirements of the Securities Exchange Commission. The selection of the members of the Committee shall be made in accordance with Section 162(m) of the Internal Revenue Code (or any successor to Section 162(m) as is in effect from time to time), and income tax regulations promulgated, thereunder, as is in effect from time to time; and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor to Rule 16b-3 as is in effect from time to time).

The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because of a failure of any member to meet the qualification requirements of this paragraph.

The Committee may form and delegate authority to subcommittees when appropriate.

Duties and Responsibilities

The Compensation Committee's duties and responsibilities shall be to:

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Approved by the Board of Directors July 2015

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Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives; and set the compensation level of the Chief Executive Officer, based on this evaluation and other factors considered by the Committee. In determining the incentive components of Chief Executive Officer’s compensation, the Committee may consider a number of factors, including, but not limited to, the Company's performance relative to shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years.

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Review and approve the annual base salaries and incentive compensation of executive officers and of other officers selected at the discretion of the Committee from time to time, including: (1) all incentive awards and compensation, including both cash-based and equity-based awards and compensation; (2) any employment agreements and severance arrangements; (3) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and, (4) any special or supplemental compensation and benefits for the executive officers and persons who formerly served as executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

❖	Make recommendations to the board of directors for the adoption or modification of equity-based and incentive compensation plans needing approval by the board of directors or shareholders.

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Review and discuss with management the Company's disclosure to be made in the Compensation Discussion and Analysis and determine whether or not to recommend to the board of directors that the Compensation Discussion and Analysis be included in the Company's proxy statement, and produce an annual report setting forth such recommendation to be published in the Company’s proxy statement or such other report, as may be required in compliance with then currently applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

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If a compensation consultant assists in the evaluation of director, Chief Executive Officer or executive officer compensation, the Committee shall have sole authority to retain or terminate the consulting firm, including sole authority to approve the firm’s fees and other retention terms.

❖	Report to the board of directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so.

❖	Review this Charter annually for possible revision.

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Approved by the Board of Directors July 2015

Resources

The Committee shall have the authority to retain, at the Company’s expense, outside legal, accounting, or other advisors, including compensation consultants, as it determines necessary to carry out its duties, taking into consideration independence and such other factors as the Committee considers appropriate or as may be required by applicable law, rule or listing authority; and shall have authority to approve such advisors’ fees and other retention terms.

Interpretations and Determinations

The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms, hereof.

Evaluation

The Committee shall conduct an annual performance evaluation of the Committee.

Disclosure

This Charter shall be made available on the Company’s website.

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Approved by the Board of Directors July 2015